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                       CERTIFICATE OF LIMITED PARTNERSHIP


1.     The name of the limited partnership is DAH-IP Acquisition Co., L.P.

2. The address of the registered office is 350 N. St. Paul Street, Dallas, Texas 75201

3.     The name of the registered agent at the above address is CT Corporation
       System.

4. The address where the records of the limited partnership are to be kept or made available (pursuant to TRLPA art. 6132a-1, sec. 1.07) is 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245

5. The name, mailing address and street address of the business or residence of each general partner is as follows:

                                                        Business or Residence
       General Partner          Mailing Address         Street Address
       ---------------          ---------------         ---------------

       DAH-IP Holdings, Inc.    2361 Rosecrans Avenue   2361 Rosecrans Avenue
                                Suite 180               Suite 180
                                El Segundo, CA 90401    El Segundo, CA 90401



                                               DAH-IP Acquisition Co., L.P.

                                               BY:    DAH-IP Holdings, Inc.



                                                         /s/ RICHARD J. KAPLAN
                                                         ----------------------
                                                     By: Richard J. Kaplan
                                                         Chief Financial Officer
                                                         And Secretary